                                                                    EXHIBIT 99.1

                                                       INVESTOR CONTACT:
                                                       Claudia Pieropan
                                                       Chief Financial Officer
                                                       (949) 936-8122
                                                       www.hineshorticulture.com


                HINES HORTICULTURE REPORTS SECOND QUARTER RESULTS
                      SALES UP $5.8 MILLION FOR THE QUARTER

Irvine, California - July 29, 2003 - Hines Horticulture, Inc. (NASDAQ: HORT) today reported operating results for the second quarter and six month period ended June 30, 2003.

SECOND QUARTER RESULTS
----------------------
Net sales for the quarter were up $5.8 million to a record $187.9 million from $182.1 million a year ago. The Company produced these strong results despite the late arrival of spring in the Midwest and the Northeast and the soft retail environment that characterized the first part of the year. During the second quarter, sales of bedding plants in the Northeast were quite robust because Easter occurred in late April in 2003 versus late March last year and because pent up consumer demand drove increased sales in June when the weather finally improved. Sales of patio-ready type products were also very strong due to improved market penetration in the Midwest and Northeast markets.

Gross profit for the second quarter increased to $98.7 million from $95.9 million for the comparable period in 2002 due to higher sales. As a percentage of net sales, gross profit for the second quarter remained relatively flat at 52.6% compared to 52.7% in 2002.

Operating income for the quarter increased by 2.4% to $42.2 million from $41.2 million in 2002. This increase was due to the increase in gross profit and a $1.7 million reduction in general and administrative expenses but was moderated by a $3.3 million increase in distribution costs stemming from higher fuel prices and increased common carrier costs.

Other expenses for the quarter were $7.3 million compared with $9.7 million a year ago. The decrease was attributable to the impact of the mark-to-market adjustment on the Company's interest rate swap and lower interest expense. The financing costs for the second quarter included income of $0.3 million relating to the mark-to-market adjustment compared with a charge of $1.8 million in 2002. Interest expense for the quarter was $0.4 million lower than in 2002.

The Company's net income for the second quarter increased by 10.8% to $20.6 million, or $0.93 per diluted share, compared with net income of $18.6 million, or $0.84 per diluted share, last year.

SIX-MONTH RESULTS
-----------------
Net sales for the six months ended June 30, 2003 were $246.4 million compared with $250.9 million a year ago. This decrease was mainly due to the soft retail environment we experienced during the first quarter of 2003 and sluggish sales of shrubs, bedding plants and perennials during the six-month period in the Midwest and Northeast resulting from cold, wet weather that persisted late into spring. Sales were also down for bedding plants in Colorado and the Southwest and for shrubs in the Texas market, primarily due to overcapacity in the market.

Gross profit was $129.4 million compared to $130.3 a year ago primarily due to lower sales. However, as a percentage of net sales, gross profit increased to 52.5% from 52.0% last year because of better inventory management through our store service programs and certain changes in product mix toward higher margin items.

Operating income for the period was $47.0 million compared with $51.5 million in 2002. This decrease was primarily attributable to reduced sales, a $1.9 million increase in distribution costs, and $1.4 million of severance costs during the period.

The decline in operating income was nearly offset by a $3.9 million reduction in other expenses, resulting in income from continuing operations for the period of $19.3 million, or $0.87 per diluted share, compared with $19.6 million, or $0.88 per diluted share, last year.

COO HIGHLIGHTS
--------------
Chief Operating Officer, Robert A. Ferguson, stated, " We are very pleased with our performance during the second quarter, which represents the peak of our selling season and traditionally accounts for more than 50 percent of our annual sales. Heading into April, our sales were down by more than $10 million from last year, but we made significant progress in reducing that shortfall by almost $6 million during the second quarter. Considering the challenges we faced with the tentative retail environment and the persistence of bad weather well into spring, our achievements during the quarter are even more noteworthy."

 "As we move into the second half of the year, we will continue to vigorously focus our efforts on generating incremental sales. To this end, we are continuing the realignment of our business to maximize our ability to bring value to our customers and increase our agility in meeting their changing needs. While staying focused on our customers, we are also actively managing our costs and seeking to improve operating efficiencies. As I said last quarter, 2003 will be another very challenging year for Hines. However, we are confident that we are taking strong action with the targeted initiatives we have been working on diligently since early February. With the progress we are making on these initiatives and with the sales momentum we gained during the second quarter continuing through July, we are optimistic that we will continue to gain traction during the last half of the year," Ferguson concluded.

ABOUT HINES
-----------
Hines Horticulture is a leading operator of commercial nurseries in North America, producing one of the broadest assortments of container-grown plants in the industry. The Company sells nursery products primarily to the retail segment, which includes premium independent garden centers, as well as leading home centers and mass merchandisers, such as Home Depot, Lowe's and Wal-Mart.

The Company's quarterly earnings conference call will be held at 6:00 p.m. EST on Tuesday July 29, 2003 and is available live and in replay to all investors through the Internet by accessing www.companyboardroom.com.

Certain statements and information contained in this press release constitute forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Certain forward-looking statements contained in this press release, include, but are not limited to, information regarding the future economic performance and financial condition of the Company, the Company's ability to reduce its dependence on debt financing and reduce its leverage, the Company's ability to meet its short and long term liquidity needs, the plans and objectives of the Company's management and the Company's assumptions regarding such performance, financial condition, plans and objectives. Actual results may differ materially from the forward-looking information in this release.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release are publicly available in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2002 and the Company's Form 10-Q for the quarter ended March 31, 2003.

The Company's annual report and SEC filings, as well as news releases and other supplementary financial data are available by accessing the Company's website at www.hineshorticulture.com.

                                - Tables Follow -


                                             HINES HORTICULTURE, INC.
                     Results of Operations for the Three Months Ended June 30, 2003 and 2002
                                   (Dollars in thousands except per share data)
                                                   (Unaudited)

                                   Note: See Accompanying Footnotes on Page 8

                                                             Footnotes              Three Months Ended
                                                             ---------    ---------------------------------------
                                                                              June 30,             June 30,
                                                                                2003                 2002
                                                                (2)                                Restated
                                                                          ------------------   ------------------
Sales, net                                                                   $      187,868       $      182,146
Cost of goods sold                                                                   89,139               86,221
                                                                          ------------------   ------------------

Gross profit                                                                         98,729               95,925
% of sales                                                                            52.6%                52.7%

Selling and distribution expenses                                                    50,109               46,765
General and administrative expenses                                                   6,211                7,931
Other operating expenses                                                                190                    -
                                                                          ------------------   ------------------
Total operating expenses                                                             56,510               54,696
                                                                          ------------------   ------------------

Operating income                                                                     42,219               41,229
% of sales                                                                            22.5%                22.6%
Other expenses
   Interest expense                                                                   6,445                6,751
   Interest rate swap agreement (income) expense                                       (320)               1,777
   Amortization of deferred financing expenses                                        1,138                1,131
                                                                          ------------------   ------------------
                                                                                      7,263                9,659
                                                                          ------------------   ------------------

Income before income tax provision                                                   34,956               31,570
Income tax provision                                                                 14,360               12,947
                                                                          ------------------   ------------------

Net income                                                                   $       20,596       $       18,623
                                                                          ==================   ==================

Basic and diluted earnings per share:                        (4) & (5)
   Net income per common share                                               $         0.93       $         0.84
                                                                          ==================   ==================

Weighted average shares outstanding-Basic                                        22,072,549           22,072,549
                                                                          ==================   ==================
Weighted average shares outstanding-Diluted                                      22,072,549           22,162,549
                                                                          ==================   ==================

EBITDA                                                          (6)          $       44,594       $       43,326
                                                                          ==================   ==================

Adjusted EBITDA                                                 (6)          $       44,784       $       43,326
                                                                          ==================   ==================



                                             HINES HORTICULTURE, INC.
                       Results of Operations for the Six Months Ended June 30, 2003 and 2002
                                   (Dollars in thousands except per share data)
                                                    (Unaudited)

                                    Note: See Accompanying Footnotes on Page 8

                                                              Footnotes               Six Months Ended
                                                              ---------    ---------------------------------------
                                                                               June 30,             June 30,
                                                                                 2003                 2002
                                                              (1) & (2)                             Restated
                                                                           ------------------   ------------------
Sales, net                                                                   $       246,391      $       250,869
Cost of goods sold                                                                   117,009              120,537
                                                                           ------------------   ------------------

Gross profit                                                                         129,382              130,332
% of sales                                                                             52.5%                52.0%

Selling and distribution expenses                                                     69,156               67,501
General and administrative expenses                                                   11,797               13,432
Other operating expenses (income)                                                      1,432               (2,103)
                                                                           ------------------   ------------------
Total operating expenses                                                              82,385               78,830
                                                                           ------------------   ------------------

Operating income                                                                      46,997               51,502
% of sales                                                                             19.1%                20.5%
Other expenses
   Interest expense                                                                   12,736               13,462
   Loss on debt extinguishment                                   (3)                       -                1,739
   Interest rate swap agreement (income) expense                                        (644)                 763
   Amortization of deferred financing expenses                                         2,188                2,285
                                                                           ------------------   ------------------
                                                                                      14,280               18,249
                                                                           ------------------   ------------------
Income before income tax provision and discontinued operations                        32,717               33,253
Income tax provision                                                                  13,443               13,637
                                                                           ------------------   ------------------
Income from continuing operations                                                     19,274               19,616

Loss from discontinued operations, net of tax                    (1)                       -               (6,978)
Cumulative effect of change in accounting principle, net of tax                            -              (55,148)
                                                                           ------------------   ------------------

Net income (loss)                                                            $        19,274      $       (42,510)
                                                                           ==================   ==================

Basic and diluted earnings per share:                         (4) & (5)
   Income per common share from continuing operations                        $          0.87      $          0.88
   Loss per common share from discontinued operations                        $             -      $         (0.32)
   Cumulative effect of change in accounting principle                       $             -      $         (2.49)
                                                                           ------------------   ------------------

   Net income (loss) per common share                                        $          0.87      $         (1.93)
                                                                           ==================   ==================

Weighted average shares outstanding-Basic                                         22,072,549           22,072,549
                                                                           ==================   ==================
Weighted average shares outstanding-Diluted                                       22,072,549           22,136,021
                                                                           ==================   ==================

EBITDA                                                           (6)         $        51,667      $        55,807
                                                                           ==================   ==================

Adjusted EBITDA                                                  (6)         $        53,099      $        53,704
                                                                           ==================   ==================


                                                        4

                                             HINES HORTICULTURE, INC.
                                       CONDENSED CONSOLIDATED BALANCE SHEETS
                                              (Dollars in thousands)

                            ASSETS                                                 June 30,                    |  December 31,
                                                                       2003                    2002            |     2002
                                                                --------------------    -----------------------|----------------
                                                                    (Unaudited)             (Unaudited)        |
                                                                                             Restated          |
                                                                                                               |
Current Assets:                                                                                                |
     Cash                                                          $            463         $           288    |   $          -
     Accounts receivable, net                                                79,310                  72,190    |         25,838
     Inventories                                                            152,270                 141,998    |        169,981
     Prepaid expenses and other current assets                                7,522                   9,517    |          6,672
                                                                --------------------    -----------------------|----------------
                                                                                                               |
                                      Total current assets                  239,565                 223,993    |        202,491
                                                                --------------------    -----------------------|----------------
                                                                                                               |
Fixed assets, net                                                           138,247                 140,628    |        140,239
Deferred financing expenses, net                                              5,970                   8,856    |          7,137
Deferred income taxes                                                        12,773                  10,352    |         12,966
Goodwill                                                                     42,979                  43,140    |         42,979
                                                                --------------------    -----------------------|----------------
                                                                                                               |
                                              Total assets         $        439,534         $       426,969    |   $    405,812
                                                                ====================    =======================|================
                                                                                                               |
                                      LIABILITIES AND SHAREHOLDERS' EQUITY                                     |
                                                                                                               |
Current liabilities:                                                                                           |
     Accounts payable                                              $         15,122         $        13,285    |   $     12,321
     Accrued liabilities                                                     13,467                  17,436    |         10,911
     Accrued payroll and benefits                                            10,063                  11,585    |          6,845
     Accrued interest                                                         5,986                   5,942    |          6,034
     Long-term debt, current portion                                         19,088                   3,584    |         17,585
     Borrowings on revolving credit facility                                 65,000                  64,500    |         72,750
     Deferred income taxes                                                   77,436                  73,024    |         63,994
                                                                --------------------    -----------------------|----------------
                                 Total current liabilities                  206,162                 189,356    |        190,440
                                                                --------------------    -----------------------|----------------
                                                                                                               |
Long-term debt                                                              163,663                 178,492    |        164,829
Derivative liability                                                          7,623                   7,406    |          8,741
Other liabilities                                                               730                       -    |              -
                                                                                                               |
Shareholders' equity                                                         61,356                  51,715    |         41,802
                                                                --------------------    -----------------------|----------------
                                                                                                               |
                Total liabilities and shareholders' equity         $        439,534         $       426,969    |   $    405,812
                                                                ====================    =======================|================

                                                        5

                                              HINES HORTICULTURE, INC.
                                  CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                      Six Months Ended June 30, 2003 and 2002 and Year Ended December 31, 2002
                                               (Dollars in thousands)

                                                                                                                 |   Year Ended
                                                                                Six Months Ended June 30,        |  December 31,
                                                                                 2003                2002        |      2002
                                                                           -----------------   ------------------|----------------
                                                                             (Unaudited)         (Unaudited)     |
                                                                                                   Restated      |
                                                                                                                 |
CASH FLOWS FROM OPERATING ACTIVITIES:                                                                            |
   Net income (loss)                                                          $      19,274      $      (42,510) | $      (52,703)
   Loss from discontinued operations                                                      -               6,978  |          5,413
   Adjustments to reconcile net income to net cash                                                               |
        provided by operating activities -                                                                       |
        Cumulative effect of change in accounting principle                               -              55,148  |         55,148
        Depreciation                                                                  4,670               4,305  |          8,565
        Amortization of deferred financing costs                                      2,188               2,285  |          4,383
        Interest rate swap agreement (income) expense                                  (644)                763  |          2,573
        Loss (gain) on sale of fixed assets                                              73              (2,103) |         (2,793)
        Loss on early retirement of debt                                                  -               1,739  |          1,739
        Deferred income taxes                                                        13,443              13,637  |          5,456
                                                                           -----------------   ------------------|----------------
                                                                                     39,004              40,242  |         27,781
                                                                                                                 |
   Change in working capital accounts:                                                                           |
        Accounts receivable                                                         (53,796)            (44,008) |          2,344
        Inventories                                                                  18,391              22,677  |         (5,306)
        Prepaid expenses and other current assets                                      (526)              1,019  |             42
        Accounts payable and accrued liabilities                                      9,127              10,541  |          4,851
                                                                           -----------------   ------------------|----------------
   Change in working capital accounts                                               (26,804)             (9,771) |          1,931
                                                                           -----------------   ------------------|----------------
                                                                                                                 |
                            Net cash provided by operating activities                12,200              30,471  |         29,712
                                                                           -----------------   ------------------|----------------
                                                                                                                 |
CASH FLOWS FROM INVESTING ACTIVITIES                                                                             |
        Purchase of fixed assets                                                     (2,853)             (3,323) |         (7,209)
        (Payments for) proceeds from sale of discontinued operations                   (500)            123,429  |        118,948
        Net cash used by discontinued operations                                          -              (4,320) |         (4,320)
        Proceeds from sale of fixed assets                                               50               3,116  |          3,584
        Acquisitions, adjusted                                                            -              (1,426) |         (1,265)
                                                                           -----------------   ------------------|----------------
                                                                                                                 |
                  Net cash (used in) provided by investing activities                (3,303)            117,476  |        109,738
                                                                           -----------------   ------------------|----------------
                                                                                                                 |
CASH FLOWS FROM FINANCING ACTIVITIES                                                                             |
        Net repayments on revolving line of credit                                   (7,750)            (35,500) |        (27,250)
        Repayments of long-term debt                                                    (42)           (107,959) |       (108,000)
        Deferred financing costs                                                       (642)             (4,200) |         (4,200)
                                                                           -----------------   ------------------|----------------
                                                                                                                 |
                                Net cash used in financing activities                (8,434)           (147,659) |       (139,450)
                                                                           -----------------   ------------------|----------------
                                                                                                                 |
                                                                                                                 |
NET INCREASE IN CASH                                                                    463                 288  |              -
                                                                                                                 |
CASH, beginning of period                                                                 -                   -  |              -
                                                                           -----------------   ------------------|----------------
                                                                                                                 |
CASH, end of period                                                         $           463      $          288  |  $           -
                                                                           =================   ===================================


                                                         6

                            HINES HORTICULTURE, INC.
                   Reconciliation of Non-GAAP Disclosure Items
                Three and Six Months Ended June 30, 2003 and 2002
                             (Dollars in thousands)
                                   (Unaudited)

                   Note: See Accompanying Footnotes on Page 8

The non-GAAP financial information presented below is based on the Company's condensed consolidated financial statements and excludes certain adjustments detailed below. The Company uses this non-GAAP information to evaluate its operating performance and believes this presentation provides investors with additional insight into its underlying operating results. This presentation is not in accordance with, or an alternative for, generally accepted accounting principles and may be different from the non-GAAP presentation used by other companies. A reconciliation of the non-GAAP EBITDA and adjusted EBITDA with the Company's operating income determined under generally accepted accounting principles is presented in the following table.



                                   Footnotes                    Three Months Ended
                                   ---------      ------------------------------------------------
                                                        June 30,                  June 30,
                                      (1)                 2003                      2002
                                                  ----------------------    ----------------------

Operating income                                       $         42,219          $         41,229
   Depreciation expense                                           2,375                     2,097
                                                  ----------------------    ----------------------

EBITDA                                                           44,594                    43,326
Severance expenses                                                  117                         -
Loss on disposal of fixed assets                                     73                         -
                                                  ----------------------    ----------------------

Adjusted EBITDA                                        $         44,784          $         43,326
                                                  ======================    ======================

                                   Footnotes                     Six Months Ended                          Year Ended
                                   ---------      ------------------------------------------------   -----------------------
                                                        June 30,                  June 30,                  Dec 31,
                                      (1)                 2003                      2002                      2002
                                                  ----------------------    ----------------------   -----------------------

Operating income                                       $         46,997          $         51,502           $        47,214
   Depreciation expense                                           4,670                     4,305                     8,565
                                                  ----------------------    ----------------------   -----------------------

EBITDA                                                           51,667                    55,807                    55,779
Severance expenses                                                1,359                         -                       235
Loss (gain) on disposal of fixed assets                              73                    (2,103)                   (2,224)
                                                  ----------------------    ----------------------   -----------------------

Adjusted EBITDA                                        $         53,099          $         53,704           $        53,790
                                                  ======================    ======================   =======================


                                                 7

                            HINES HORTICULTURE, INC.
                  (FOOTNOTES TO PRECEDING FINANCIAL STATEMENTS)
                             (DOLLARS IN THOUSANDS)

GENERAL:
--------

(1) On March 27, 2002, the Company sold the assets of Sun Gro Horticulture, Inc. and the stock of Sun Gro Horticulture Canada Ltd. ("Sun Gro"), its growing media business, to the Sun Gro Horticulture Income Fund, a newly established Canadian income fund. Accordingly, the Company's consolidated financial statements have been restated to reflect the financial position, results of operations and cash flows of the Sun Gro business as discontinued operations.

(2) The Company restated its consolidated financial statements for the first quarter of fiscal 2002. The restatement reflects an adjustment in the amount of $5,236 to the loss from discontinued operations, net of tax, as a result of a reclassification of the cumulative foreign currency translation adjustment in accumulated other comprehensive income to the loss from discontinued operations, and an adjustment in the amount of $3,198 to the loss from discontinued operations, net of tax, that had been previously recorded in the quarter ended June 30, 2002 and is now recorded in the quarter ended March 31, 2002. The net effect of these adjustments for the six months ended June 30, 2002 is an $8,434 decrease to the income from discontinued operations, from an income of $1,456 as previously reported to a restated loss of $6,978.

         In addition, effective January 1, 2002, Hines adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"). Under SFAS No. 142, goodwill will no longer be amortized, but will be subject to a periodic test for impairment based upon fair values. SFAS No. 142 requires that goodwill be tested annually for impairment using a two-step process. The first step is to identify a potential impairment. The second step is to measure the amount of the impairment loss. In the year of adoption, the initial testing must be done as of the beginning of the fiscal year. For this transition testing, the first step must be completed within six months and the second step must be completed by the end of the Company's fiscal 2002 year.

         The Company completed the first step of the transition testing by June 30, 2002 and completed the second step by December 31, 2002. As a result, the pre-tax impairment charge related to goodwill as of January 1, 2002 was determined to be $78,757. As required by SFAS No. 142, the impairment charge was recorded net of its associated $23,609 tax benefit in the first quarter as a cumulative change in accounting principle, effective as of January 1, 2002. Net income was reduced by the amount of the after-tax impairment charge.

INCOME STATEMENT:
-----------------

(3) The Company received net proceeds of approximately $119,000 from the sale of the Sun Gro business, which were used to pay down outstanding debt. The early extinguishment of debt resulted in a loss related to the write-off of unamortized financing costs of $1,739 during the three months ended March 31, 2002.

(4) Basic earnings per common share are calculated by dividing income applicable to common shareholders by the average common shares outstanding during the period.

(5) Diluted earnings per common share are calculated by dividing income applicable to common shareholders by the average common shares and dilutive common share equivalents outstanding during the period.

(6) "EBITDA" is defined as income from operations, plus depreciation. "Adj. EBITDA" is defined as EBITDA plus other non-recurring adjustments. EBITDA and Adj. EBITDA are not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity.



                                       9